PRIORITY WARRANT PURCHASE AGREEMENT


        PRIORITY WARRANT PURCHASE AGREEMENT (this "Agreement") made as of April 14, 1998 by and between JOTAN, INC., a Florida corporation (the "Company") and RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice" or "Purchaser").

                              W I T N E S S E T H:


        WHEREAS, Rice will acquire certain rights and benefits herein and in the Priority Shareholder Agreement (as hereinafter defined) in consideration of providing additional financing to the Southland Container Packaging Corp. ("Southland") pursuant to the terms of the Priority Note Purchase Agreement entered into by and among the Company, Southland and Rice dated of even date with this Agreement (the "Priority Note Agreement") and as more fully described in Section 11.18 of the Priority Shareholder Agreement;

        WHEREAS, the Company, F-Southland, L.L.C. and FF-Southland, L.P. (collectively, the "Southland Purchasers"), F-Jotan, L.L.C. ("F-Jotan") and Shea E. Ralph (the "Shareholder") have entered into a Priority Shareholder Agreement dated of even date with this Agreement (the "Priority Shareholder Agreement") with Rice; and

        WHEREAS, Rice is willing to enter into and consummate the transactions contemplated by the Priority Note Agreement only if, among other things, the Company and Southland enter into, and perform under, this Agreement and the Priority Shareholder Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rice and the Company, intending to be legally bound, agree as follows:

                                    Article I
                                   Definitions

        As used in this Agreement, the following terms have the meanings indicated:

        Additional Securities.  This term is defined in Section 2.08(a)(iv).

        Adjustment Event. Any event in which (a) the Company issues any shares of Capital Stock in an Adjustment Public Offering for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Call Option with respect to such Holder; (b) any Person acquires Capital Stock in connection with the acquisition of the beneficial ownership of more than fifty percent (50%) of the voting securities of the Company, or acquires Capital Stock and the right to elect a majority of the members of the Company's board of directors for a consideration per share or unit that exceeds the amount received per share by any such Holders in connection with the exercise of such Call Option; (c) the Company sells all or a majority of its assets or revenue or income generating capacity for such amount of consideration that, if the Company were liquidated on the date that such sale is consummated, the holders of any class of Capital Stock would receive per share distributions exceeding the amount received per share by any such Holders in connection with the exercise of such Call Option; or (d) the Company participates in any merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or a majority of its assets or revenue or income generating capacity, directly or indirectly, in which the holders of any class of Capital Stock receive per share consideration for, or distributions with respect to, their shares in an amount that exceeds the amount received per share by such Holders in connection with the exercise of such Call Option.

        Adjustment Public Offering. Each public offering of shares of any class of Capital Stock pursuant to a registration statement filed with the Commission.

        Affiliate. With respect to any Person, (a) a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any Person of which such Person or such Person's spouse is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee of such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

        Agreement.  This term is defined in the preamble.

        Appraised Value. The value determined in accordance with the following procedures. For a period of thirty (30) days after the date of a Valuation Event (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by an Appraiser. An "Appraiser" shall be a recognized appraisal or investment firm with experience in making determinations of value of the type required to be made under this definition. If the Holders and the Company cannot agree on an Appraiser within thirty (30) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within forty (40) days after the end of the Negotiation Period and those two Appraisers shall select within fifty (50) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (plus the exercise price of all options, warrants and other rights to acquire Capital Stock of the Company having an exercise price per share less than the Fair Market Value of such Capital Stock) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser or Appraisers will be borne by the Company. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

        Appraiser.  This term is defined in the definition of Appraised
        Value.

        Average Market Value. The average of the Closing Prices for the security in question for the thirty (30) trading days immediately preceding the date of determination.

        Book Value. With respect to shares of Common Stock, an amount equal to the quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Company shown on the most recent regularly prepared consolidated balance sheet of the Company prior to the date of the Valuation Event in question minus (y) the total consolidated liabilities of the Company as shown on the most recent regularly prepared consolidated balance sheet of the Company prior to the date of the Valuation Event by (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event. For the purposes of this Agreement, the Book Value of the shares of Common Stock will be determined by the independent certified public accountants then retained by the Company as described in Section 4.06.

        Buyer. This term is defined in Section 6.02(a)(ii) of the Priority Shareholder Agreement.

        Call Option. This term is defined in Section 5.01 of the Priority Shareholder Agreement.

        Call Option Closing. This term is defined in Section 5.04 of the Priority Shareholder Agreement.

        Call Option Period. This term is defined in Section 5.01 of the Priority Shareholder Agreement.

        Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrant, preferred stock (including the Series A Preferred Stock and Series B Preferred Stock), phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

        Closing Date.  As of April 14, 1998.

        Closing Price.

             (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

             (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate from time to time.

        Common Stock.  The common stock, $0.01 par value, of the Company.

        Common Stock Equivalent. Any option, warrant, right, or similar security exercisable into, exchangeable for, or convertible to Common Stock.

        Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

        Company. Jotan, Inc. and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary.

        Co-Sell Shares. This term is defined in Section 6.02(d) of the Priority Shareholder Agreement.

        Co-Sellers. This term is defined in Section 6.02(d) of the Priority Shareholder Agreement.

        Dilution Fee. This term is defined in Article III of the Priority Shareholder Agreement.

        Election Notice. This term is defined in Section 6.02(b) of the Priority Shareholder Agreement.

        Excess Consideration. The amount that Holder would have realized following the Adjustment Event had the Call Option not been exercised by the Company until such time, minus the amount that such Holder realized due to the exercise of the Call Option; provided, however, that the amount of Excess Consideration will in all events be deemed to be at least zero.

        Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        Exchange Common Stock. This term is defined in Section 7.12 of the Priority Shareholder Agreement.

        Exchange Company. This term is defined in Section 7.12 of the Priority Shareholder Agreement.

        Exchange Notice. This term is defined in Section 7.12 of the Priority Shareholder Agreement.

        Exercise Price. The price per share specified in Section 2.03 as adjusted from time to time pursuant to the provisions of this Agreement.

        Fair Market Value.

             (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

             (b) As to all securities not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by disinterested members of the Board of Directors of the Company at the time it authorizes the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement; provided, however, that, at the election of the Holders or if there are no disinterested members of the Board of Directors of the Company, the Fair Market Value of such securities and other property will be the Appraised Value.
        Holders. Rice, and all other Persons holding Registrable Securities so long as Rice or such other Person holds Registrable Securities, except that none of the Company, F-Jotan, the Southland Purchasers, Shareholder or any Affiliate of the Company, F-Jotan, the Southland Purchasers or the Shareholder will at any time be Holders. Unless otherwise provided in this Agreement, in each instance that Rice is required to request or consent to or otherwise approve an action, Rice will be deemed to have requested or consented to or otherwise approved such action if the Holders of a majority-in-interest of the Registrable Securities initially issued to Rice hereunder so request, consent or otherwise approve.

        Indemnified Party. This term is defined in Section 6.01 hereof and in Section 12.01 of the Priority Shareholder Agreement.

        Initial Holders. Rice and any Affiliate of Rice to which the Warrant or any part of or interest in the Warrant is assigned.

        Intellectual Property.  This term is defined in Section 3.01(g).

        Issuable Warrant Shares. Shares of Common Stock or Other Securities issuable on exercise of the Warrant.

        Issued Warrant Shares. Shares of Common Stock or Other Securities issued on exercise of the Warrant.

        Negotiation Period. This term is defined in the definition of Fair Market Value.

        New Securities. Any Capital Stock other than the Warrant Shares, Warrant Shares as defined in the Other Purchase Agreements (as defined in the preamble of the Priority Shareholder Agreement) and other than the Permitted Stock.

        Notice of Sale. This term is defined in Section 6.02(a) of the Priority Shareholder Agreement.

        Other Securities. Any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrant.

        Permitted Stock. Common Stock or options or warrants to acquire Common Stock, constituting, in the aggregate, 2,000,000 shares or less of the outstanding Common Stock issued or reserved for issuance to present and future key management and directors of the Company pursuant to a stock incentive program approved or to be approved by the board of directors.

        Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

        Preferred Shares. This term is defined in Section 2.01 of the Other Purchase Agreements.

        Preferred Stock. This term means collectively, Series A Preferred Stock and Series B Preferred Stock.

        Priority Note.  All or any portion of the Priority Senior
        Subordinated Note (as defined in the Priority Note Agreement) and any and all documents evidencing the indebtedness under the Priority Note and any refinancing, refunding, or replacement of the Priority Note.

        Priority Note Agreement. This term is defined in the preamble and includes the Priority Note Purchase Agreement of even date with this Agreement among the Company, Southland and Rice and all documents evidencing indebtedness thereunder or otherwise related to the Priority Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Priority Note Agreement.

        Priority Purchase Agreement. This term is defined in the preamble to the Priority Shareholder Agreement and includes this Agreement and all documents related to this Agreement as this Agreement may be amended from time to time.

        Priority Shareholder Agreement. This term as used and defined in the preamble means the Priority Shareholder Agreement dated as of April 14, 1998, among the Company, the Shareholder, F-Jotan, the Southland Purchasers and the Purchaser in substantially the form attached to this Agreement as Annex A and incorporated in this Agreement by reference.

        Purchaser.  This term is defined in the preamble.

        Put Option. This term is defined in Section 4.01 of the Priority Shareholder Agreement.

        Put Option Closing. This term is defined in Section 4.05 of the Priority Shareholder Agreement.

        Put Option Period. This term is defined in Section 4.01 of the Priority Shareholder Agreement.

        Put Price. This term is defined in Section 4.02 of the Priority Shareholder Agreement.

        Put Shares. The Warrant Shares plus any other shares of Capital Stock owned from time to time by a Holder which were issued in respect of the Warrant Shares.

        "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        Registrable Securities. (a) The Issuable Warrant Shares, and (b) the Issued Warrant Shares.

        Related Party. An entity wholly owned by a Selling Shareholder or one or more Related Parties.

        Rice.  The term is defined in the Preamble.

        Selling Shareholder. This term is defined in Section 6.02 of the Priority Shareholder Agreement.

        Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

        Senior Lender. This term is defined in Section 11.1 of the Priority Note Agreement.

        Senior Loan Agreement. This term is defined in Section 11.1 of the Priority Note Agreement.

        Senior Subordination Agreement. This term is defined in Section 11.1 of the Priority Note Agreement.

        Series A Preferred Stock. Series A Convertible Preferred Stock, $0.01 par value, of the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "Series A Convertible Preferred Stock" set forth in the Restated Articles of Incorporation of the Company, as amended.

        Series B Preferred Stock. Series B Preferred Stock, $0.01 par value, of the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "Series B Preferred Stock" set forth in the Restated Articles of Incorporation of the Company, as amended.

        Shareholder.  This term is defined in the preamble.

        Southland. Southland Container Packaging Corp., a Texas corporation, is the wholly-owned subsidiary of the Company, successor by merger to SHC Acquisition Corp. and formerly called Southland Holding Company (also successor by merger to Atlantic Bag & Paper Company and all the subsidiaries of Southland Holding Company existing on February 28,
        1997).

        Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

        Valuation Event. This term is defined in the definition of Fair Market Value.

        Warrant or Priority Warrant.  The Priority Warrant referred to in
        Section 2.01(a) issued to Rice pursuant to Sections 2.01(a) and 4.13 hereof, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant.

        Warrant Shares. The Issued Warrant Shares and the Issuable Warrant Shares in respect of the Priority Warrant.

                                   Article II
                                   The Warrant

        2.01 The Warrant.

        (a) On the Closing Date, Rice agrees to purchase from the Company at the purchase price of $100, and the Company agrees to issue to Rice for such price, all in accordance with the terms and conditions of this Agreement, including Section 4.13 hereof, a Warrant (relating to the Priority Note) in substantially the form attached to this Agreement as Annex B and incorporated in this Agreement by reference, to purchase the number of shares of Common Stock set forth beneath the name of Rice on the signature page of this Agreement for such Warrant, which may be adjusted pursuant to Section 4.13 below;

        2.02 Legend. The Company will deliver to Rice on the Closing Date one or more certificates representing the Warrant purchased by Rice in such denominations as Rice requests. Such certificates will be issued in the name of Rice or, subject to compliance with transfer and registration requirements under applicable Federal and state securities laws, in the name or names of its respective designee or designees. It is understood and agreed that the certificates evidencing the Warrant will bear the following legends:

        "THIS PRIORITY WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS PRIORITY WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, AND THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

        "THIS PRIORITY WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PRIORITY WARRANT PURCHASE AGREEMENT, DATED AS OF APRIL 14, 1998, BETWEEN RICE PARTNERS II, L.P. ("RICE") AND JOTAN, INC. (THE "COMPANY"), AND A PRIORITY SHAREHOLDER AGREEMENT, DATED AS OF APRIL 14, 1998, BY AND AMONG THE COMPANY, RICE, F-SOUTHLAND, L.L.C., FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH PRIORITY SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE

        "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."



        2.03 Exercise Price. The Exercise Price per share will be $0.01 for each share of Common Stock covered by the Warrant; provided, however, that in no event will the aggregate Exercise Price for all of the shares of Common Stock covered by the Warrant exceed $100.00, whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the Warrant may be exercised.

        2.04 Exercise of Warrant.

             (a) The Warrant may be exercised at any time or from time to time on or after the Closing Date until March 4, 2005, on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise its Warrant, in whole or in part, the Holders of such Warrant will deliver to the Company at the address designated by the Company pursuant to Section 6.06, (i) a written notice of such Holder's election to exercise its Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise, (ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrant. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within ten (10) business days, execute, or cause to be executed, and deliver to such Holders a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holders, or, subject to compliance with transfer and registration requirements under applicable Federal and state securities laws, such other name as designated in such notice. The Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holders or any other Person so designated or named in such notice will be deemed to have become holders of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate of certificates, deliver to such Holders a new Warrant evidencing the rights of such Holders to purchase the number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrant, or, at the request of such Holders, appropriate notation may be made on the original Warrant and the original Warrant returned to such Holders.

             (b) Payment of the Exercise Price will be made, at the option of the Holders, by (i) company or individual check, certified or official bank check, (ii) cancellation of any debt owed by the Company to the Holders, or (iii) cancellation of Warrant Shares, valued at Fair Market Value. If the Holders surrenders a combination of cash or cancellation of any debt owed by the Company to the Holders of the Warrant, the Holders will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided, however, that Holders may designate that any cash to be remitted to Holders in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

        2.05 Taxes. The issuance of any Common Stock or Other Securities upon the exercise of the Warrant will be made without charge to any Holders for any tax, other than income taxes assessed on such Holders, in respect of such issuance.

        2.06 Register. The Company will, at all times while the Warrant remains outstanding, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrant will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer, as the case may be, of the Warrant.

        2.07 Transfer and Exchange. The Warrant and all options and rights under the Warrant are transferable in whole or in part, as to all or any part of the Issuable Warrant Shares purchasable upon its exercise, by the Holders of the Warrant, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrant at the principal offices of the Company, together with the form of transfer authorization attached to the Warrant duly executed; provided, however, that such transfer of the Warrant will be made only to Persons that the transferor in good faith believes to be an "accredited investor" as such term is defined in Regulation D under the Securities Act. Absent any such transfer and subject to the Priority Shareholder Agreement, the Company may deem and treat the registered Holders of the Warrant at any time as the absolute owners of the Warrant for all purposes and will not be affected by any notice to the contrary. If the Warrant is transferred in part, the Company will, at the time of surrender of such Warrant issue to the transferee a Warrant covering the number of shares transferred and to the transferor a Warrant covering the number of shares not transferred. Notwithstanding the foregoing, Rice agrees that it will not effect a transfer of the Warrant to any Person or Affiliate of such Person engaged in the type of business set forth on Annex I attached to the Other Purchase Agreement (as defined in the Priority Shareholder Agreement) and incorporated herein by reference unless such transfer is made in connection with a transaction resulting in a change of control of the Company.

        2.08 Adjustments to Number of Shares Purchasable.

             (a) The Warrant will be exercisable for the number of shares of Common Stock in such manner that, following the complete and full exercise of the Warrant, the amount of Common Stock issued to all Holders will equal the aggregate number of shares of Common Stock set forth beneath the name of the Purchaser on the signature pages of this Agreement, as adjusted, to the extent necessary, to give effect to the following events:

                       (i) In case at any time or from time to time, the holders of any class of Common Stock or Common Stock Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                                 (A)  consideration (other than cash) by way
                  of dividend or distribution; or

                                 (B)  consideration (including cash) by way
                  of spin-off, split-up, reclassification (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

                  other than additional shares of Common Stock issued as a
             stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(a)(ii) and (iii)), then, and in each such case, the Holders, on the exercise of the Warrant, will be entitled to receive for each share of Common Stock issuable under the Warrant as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holders of any class of Common Stock or Common Stock Equivalent or to which such Holders is entitled less the amount of any Dilution Fee actually and irrevocably paid to such Holders. All such consideration receivable upon exercise of such Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holders for purposes of determining the amount of consideration to which such Holders is entitled upon exercise of the Warrant with respect to any subsequent distribution.

                      (ii) If at any time there occurs any stock split, stock dividend or distribution, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by the Holders of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

                     (iii) In case of any reclassification or change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger or share exchange of the Company with or into, another Person, or in case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Company, the Company, or such successor or other Person, as the case may be, will provide that the Holders of the Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holders of any class of Common Stock or Common Stock Equivalent that the Warrant entitles the Holders to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section 2.08(a)(i) and otherwise in this Agreement). Any such successor Person, which thereafter will be deemed to be the Company for purposes of the Warrant, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this Section 2.08.

                      (iv) If at any time the Company issues or sells any shares of any Common Stock or any Common Stock Equivalent at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent) less than the Exercise Price or the then current Fair Market Value per share of Common Stock immediately prior to the time such Common Stock or Common Stock Equivalent is issued or sold (the "Additional Securities"), then:

                                 (A)  the Exercise Price will be reduced (but
                  not increased) to the lower of the prices calculated by:

                                           (I)  dividing (x) an amount equal
                       to the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issuance or sale on a fully diluted basis; and

                                           (II) multiplying the then existing
                       Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, (y) divided by the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection
                       (II), the date as of which the Fair Market Value per share of Common Stock will be computed will be the earlier of the date upon which the Company will (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

                                 (B)  the number of shares of Common Stock
                  for which the Warrant may be exercised at the Exercise Price resulting from the adjustment described in subsection
                  (A) above will be equal to the product of the number of shares of Common Stock purchasable under such Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

                       (v) In case any event occurs as to which the preceding Sections 2.08(a)(i) through (iv) are not strictly applicable, but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrant in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holders may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrant.
             Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holders and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne equally by the Holders and the Company.

             (b) The Company will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue in respect of the Warrant fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims and (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under the Warrant. Without limiting the generality of the foregoing, the Company represents and warrants that the board of directors of the Company has determined, subject to compliance with Section 4.13 hereof, the Exercise Price to be adequate and the issuance of the Warrant to be in the best interests of the Company.

             (c) Any calculation under this Section 2.08 will be made to the nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

             (d) The Company will not, and will not permit any Subsidiary to, issue any Capital Stock other than Common Stock and Common Stock Equivalents.

             (e) Notwithstanding the issuance of the Priority Warrant, there shall be no adjustments under this Section 2.08 or the Certificate (as defined in Section 4.04 below) with respect to such issuance.

        2.09 Lost, Stolen, Mutilated, or Destroyed Instruments. If the Warrant is lost, stolen, mutilated, or destroyed and if the Company receives a lost security affidavit containing an indemnification from the Holders of such Warrant and containing such other terms and providing for such bonding as may be reasonably requested by the Company, the Company will issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant will constitute an original obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant is at any time enforceable by any Person.

        2.10 Stock Legend. Without limiting the provisions of Section 2.02 hereof, the Warrant, and the Warrant Shares have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Warrant and the Warrant Shares under the Securities Act or under applicable state securities laws, and, at the time of exercise of a Warrant, any stock certificate issued pursuant to the exercise of a Warrant will bear the following legend:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, AND THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A PRIORITY WARRANT PURCHASE AGREEMENT BETWEEN JOTAN, INC. (THE "COMPANY") AND RICE PARTNERS II, L.P. ("RICE"), DATED AS OF APRIL 14, 1998, AND A PRIORITY SHAREHOLDER AGREEMENT, DATED AS OF APRIL 14, 1998, AMONG COMPANY, RICE, F-SOUTHLAND, L.L.C., FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES OF SUCH PRIORITY SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY."

        All shares of Capital Stock of the Company subject to the Priority Shareholder Agreement will bear a legend to such effect.

                                   Article III
                         Representations and Warranties

        3.01 Representations and Warranties of the Company. The Company represents and warrants to Rice that:

             (a) The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed except where the failure to qualify or be licensed could have a Material Adverse Effect (as defined in the Priority Note Agreement). The Company has no Subsidiaries (other than Southland) or debt or equity investment in any other Person. Other than Rice, the Southland Purchasers and F-Jotan, and, except any other stock issuable under any employee or director stock plan which constitutes Permitted Stock, no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company.

             (b) The Company has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the

        Priority Shareholder Agreement, the Priority Warrant, and the officers of Company executing and delivering this Agreement, the Priority Shareholder Agreement, and the Priority Warrant are duly authorized to do so; provided, however that the exercise of the Priority Warrant and the performance of the Company's obligations in connection therewith are subject to (i) approval of the holders of Common Stock voting as a class to an amendment to the Restated Articles of Incorporation of the Company increasing the authorized Common Stock to an appropriate amount in accordance with applicable state and securities laws (the "Common Shareholder Approval"); and
        (ii) approval of two-thirds of holders of Preferred Stock of the Company voting as a class in accordance with applicable state and securities laws ("Preferred Shareholder Approval") and the filing of such amendment with the Florida Secretary of State; and (iii) the consent to and waiver of certain rights of F-Jotan and the Southland Purchasers (collectively, the "Fairview Entities") under the Other Shareholder Agreements (as defined the Priority Shareholder Agreement), as amended from time to time (including any preemptive rights contained therein) and under the Other Purchase Agreements (as defined in the Priority Shareholder Agreement) of concurrent date therewith and related agreements, as all have been amended from time to time. Subject to the foregoing, this Agreement, the Priority Shareholder Agreement, and the Priority Warrant have been, or will be, duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company, enforceable in accordance with their respective terms.

             (c) The execution, delivery, and performance of this Agreement, the Priority Shareholder Agreement, and the Priority Warrant will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company or the Shareholder is a party or by which any of them is bound; provided that, the Common Shareholder Approval and the Preferred Shareholder Approval are obtained and the Company's Restated Articles of Incorporation are amended in accordance with the Common Shareholder Approval and the Preferred Shareholder Approval.

             (d) As of the Closing Date, the authorized capital stock of the Company will consist of (i) 40,000,000 shares of Common Stock, of which 21,396,813 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, of which 1,437,705 shares of Series A Preferred Stock are issued and outstanding and of which 64,375 shares of Series B Preferred Stock are issued and outstanding.

        An aggregate of at least 3,620,473 shares of Common Stock are reserved for issuance on exercise of the First Supplemental Warrant; an aggregate of at least 8,475,638 shares of Common Stock are reserved for issuance on exercise of the Second Supplemental Warrant; an aggregate of at least 42,377,173 shares of Common Stock, subject to compliance with the Section 4.13(b) below, will be reserved for issuance on exercise of the Priority Warrant. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The Common Stock has been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, antidilution rights, cumulative voting rights or similar rights (except (w) as otherwise provided in this Agreement, or (x) in the powers, designations, rights and preferences of the Preferred Stock contained in the Restated Articles of Incorporation of the Company, as amended, or (y) as provided in the Shareholder Agreement, dated as of February 28, 1997, as amended, among F-Jotan, the Southland Purchasers, the Shareholder, the Company and Rice, as amended and supplemented (the "Other Shareholder Agreements") and in compliance with applicable federal and state securities laws. Except
        (1) pursuant to this Agreement, the Other Purchase Agreements (as defined in the preamble of the Priority Shareholder Agreement) and related Warrants and the Other Shareholder Agreements and (2) for the Permitted Stock, (A) the Company is not obligated to issue or sell any Capital Stock, and, except for this Agreement and the Other Shareholder Agreements, and (B) the Company is not a party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Priority Shareholder Agreement and the Other Shareholder Agreements, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

             (e) The shares of Common Stock and other consideration issuable on exercise of the Priority Warrant when issued in accordance with the terms of this Agreement or the Warrant, as the case may be, will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

             (f) The Company has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its assets necessary for the conduct of its business free and clear of all liens, pledges, security interests, claims, or other encumbrances except those of Senior Lender and Permitted Liens (as defined the Priority Note Agreement).

             (g)  The Company has the exclusive right to use all patents,

        patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights used in or necessary to its business as presently, or presently proposed to be, conducted (the "Intellectual Property"), and the use by the Company of the Intellectual Property does not infringe the rights of any other Person except that Southland has a non-exclusive right to use the names "Southland" and "Southland Container" and similar trade names. No other Person is infringing the rights of the Company in any of the Intellectual Property in any material respect. The Company owes no royalties, honoraria, or fees to any Person by reason of its use of any of the Intellectual Property.

             (h) There is not now, and at no time during the term of this Agreement or the Priority Shareholder Agreement will there be, any agreement, arrangement, or understanding involving the Company, other than this Agreement, the Priority Shareholder Agreement, the Other Shareholder Agreements and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

             (i) Each of the representations and warranties made by the Company pursuant to the Priority Note Agreement is true and correct in all material respects.

             (j) None of the documents, instruments, or other information furnished to Rice by the Company, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Company in this Agreement, the Priority Note Agreement, or the Priority Shareholder Agreement, or in any applicable document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or, at the Closing Date, will contain any untrue statement of a material fact, or, at the Closing Date, omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading; provided, however, that neither the Company nor the Shareholder make any representation or warranty of any information of any type or kind whatsoever which, at the time it was created, was forward-looking or projected except as expressly required by the Priority Note Agreement. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to Rice.

        3.02 Representations and Warranties of Rice. Rice represents and warrants to the Company:

             (a) Rice is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

             (b) Rice has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Priority Shareholder Agreement, and its officers, managers or agents executing and delivering this Agreement and the Priority Shareholder Agreement are duly authorized to do so. This Agreement and the Priority Shareholder Agreement have been duly and validly executed, issued and delivered and constitute the legal, valid, and binding obligation of Rice, enforceable in accordance with their respective terms.

             (c) Rice (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment, (iii) has received and reviewed all such financial and other information and records of the Company as it considered necessary or appropriate in deciding whether to purchase the Warrant and any securities issuable upon exercise of the Warrant, and the Company has made available to it the opportunity to ask questions of, and to receive answers and to obtain additional information from, representatives of the Company; (iv) all such additional information has been provided to and reviewed by it; and
        (v) it has the ability to bear the economic risks of losing its entire investment the Warrant and any securities issuable upon exercise of the Warrant.

             (d) Except as otherwise contemplated by this Agreement and the Priority Shareholder Agreement, Rice is acquiring the Priority Warrant and any securities issuable upon exercise of the Priority Warrant for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

             (e) Rice agrees that the certificates representing the Priority Warrant and any Issued Warrant Shares will bear the legends referenced in this Agreement, and the Priority Warrant or securities issuable upon exercise of the Priority Warrant and pursuant to the Priority Shareholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

             (f) Rice is not acquiring the Priority Warrant or any securities issuable upon exercise of the Priority Warrant based upon any representation, oral or written, by the Company or any representative of the Company with respect to the future value of, income from, or tax consequences relating to, the Priority Warrant or securities issuable upon exercise of the Priority Warrant, but rather upon an independent examination and judgment as to the prospects of the Company. Further, it acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement the Priority Warrant or any securities issuable upon exercise of the Priority Warrant or any findings as to the fairness of an investment of the Priority Warrant or any securities issuable upon exercise of the Priority Warrant.

             (g) Rice has no current contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer, grant any participation in, or otherwise distribute the Priority Warrant or any securities issuable upon exercise of the Priority Warrant to any Person.

                                   Article IV
                                    Covenants

        The Company covenants and agrees as follows:

        4.01 Financial Statements. The Company will keep books of account and prepare financial statements and will cause to be furnished to Rice and each other Holders (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

             (a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1997, (i) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income, statement of shareholders' equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young, or other independent certified public accountants of recognized standing selected by the Company and consented to by the Holders and (ii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year and a narrative description and explanation of any budget variances. The annual audit report required by this Agreement will not be qualified or limited because of restricted or limited examination by the accountant of any portion of any of the records of the Company.

             (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of unaudited consolidated and consolidating financial statements of the Company as of the end of such calendar month and for the portion of the fiscal year then ended, containing a balance sheet, a statement of retained earnings, statement of income, and statement of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year and all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the fiscal year to date.

             (c) Within forty-five (45) days after the beginning of each fiscal year, an annual budget or business plan for such fiscal year, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each fiscal year, all revisions thereto approved by the board of directors of the Company.

             (d) Concurrently with the delivery of each of the financial statements referred to in Section 4.01(a) and, on the request of Rice, Section 4.01(b), a certificate of an authorized officer of the Company in form and substance satisfactory to the Holders
        (i) certifying that the financial statements attached to such certificates have been prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately present (subject to year-end audit adjustments) the consolidated and consolidating financial condition and results of operations of the Company at the date and for the period indicated therein, and (ii) containing a narrative report of the business and affairs of the Company that includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period by the Company prior to the beginning of such period.

             (e) As soon as available, a copy of each (i) financial statement, report, notice, or proxy statement sent by the Company to its shareholders; (ii) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission;
        (iii) material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party or to which any of its assets is subject; (iv) press release or other statement made available generally by the Company to the public generally concerning material developments in the business of the Company; and (v) a copy of all correspondence, reports, and other information sent by the Company to any holders of any indebtedness, including, without limitation the Senior Lender.

             (f) Promptly, such additional information concerning the Company as any Holders may request, including, without limitation, auditor management reports and audit "waive" lists.

        4.02 Laws. The Company will comply, in all material respects, with all applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company.

        4.03 Inspection. The Company will permit any representative designated by a Holder to (a) visit and inspect any of the properties of the Company; (b) examine the corporate and financial records of Company and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company. The inspections, examinations and discussions provided for in the preceding sentence shall be conducted during normal business hours, shall be reasonable in scope and shall not disrupt or adversely affect any aspect of the operations of the Company.

        4.04 Certain Actions. For so long as the Second Supplemental Warrant or the Warrant Shares remain outstanding, without the prior written consent of the Holders, which consent may be withheld in the sole discretion of the Holders, the Company will not, and will not permit any Subsidiary to:

             (a) permit to occur any amendment, alteration, or modification of the Bylaws of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of the Company under this Agreement, the Warrant, the Restated Articles of Incorporation of the Company (sometimes called the "Certificate") or the Priority Shareholder Agreement or permit to occur any amendment, alteration, or modification of the Restated Articles of Incorporation or other charter or organizational documents of the Company, as constituted on the date of this Agreement except to the extent necessary to comply with Section 4.04(h) or 4.10;

             (b) except as otherwise permitted in the Certificate or required by the Priority Shareholder Agreement or the Other Shareholder Agreements, (i) declare or make any dividends or distributions of its cash, stock, property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate or any Subsidiary of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate or any Subsidiary of the Company or otherwise make any distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of Capital Stock of the Company or any Subsidiary thereof or of any warrant, option or other right to acquire such shares (except pursuant to the Purchase Documents) (as defined in Section 11.1 of the Priority Note Agreement or the Certificate), or (ii) make any payment or distribution on account of any Indebtedness (as defined in such Priority Note Agreement) of the Company which is subordinate to the Senior Subordinated Notes (as defined in Section 11.1 of the Original Note Agreement (as defined in the Priority Shareholder Agreement)), and the Priority Note (except that Subsidiaries may make distributions to the Company), and (iii) except as otherwise provided for in the Priority Note Agreement or the Original Note Agreement, pay any professional consulting or management fees or any other payments to any shareholder of Parent or any Subsidiary; provided, however, that the following shall be permitted as exceptions to the preceding provisions of this clause (b): declare and make payments of (A) dividends in cash from Subsidiaries of the Company to the Company to the extent necessary to permit the Company or its Subsidiaries to pay the Priority Senior Subordinated Obligations (as defined in Section
        11.1 of the Priority Note Agreement) and the Senior Subordinated Obligations (as defined in Section 11.1 of the Original Note Agreement) due and payable from the Company or its Subsidiaries to Rice, and (B) dividends or stock repurchases permitted by the Senior Loan Agreement (as defined in Section 11.1 of the Priority Note Agreement);

             (c) effect any sale, lease, assignment, transfer, or other conveyance of any material portion of the assets or operations or the revenue or income generating capacity of the Company (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company or any Subsidiary and other asset dispositions permitted by the Senior Loan Agreement including the Asset Transfer (as defined in the Senior Loan Agreement)) or to take any such action that has the effect of any of the foregoing;

             (d) except for issuances of stock permitted by the Senior Loan Agreement, the Permitted Stock, or pursuant to the express terms of this Agreement or the Other Shareholder Agreement, issue or sell, or otherwise dispose of any Capital Stock or Capital Stock of any Subsidiary, dissolve or liquidate, or effect any consolidation or merger involving the Company or any Subsidiary or any reclassification, corporate reorganization, stock split or reverse stock split, or other change of any class of Capital Stock of the Company or of any Subsidiary;

             (e) enter into any business that the Company or any Subsidiary is not conducting on the date of this Agreement or acquire any substantial business operation or assets (through a stock or asset purchase or otherwise except for businesses and acquisitions permitted by the Senior Loan Agreement);

             (f) except for Permitted Stock, enter into any transaction or transactions with any director, officer, employee, or shareholder of the Company, or any Affiliate or relative of the foregoing except upon terms that, in the opinion of the Holders, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

             (g)  except for (i) Permitted Indebtedness (as defined in
        Section 11.1 of the Priority Note Agreement), and (ii) other capital contributions, permitted purchases, advances and loans permitted by the Senior Loan Agreement, acquire any debt or equity interest in any Person or establish or acquire a Subsidiary or make any additional capital contribution or purchase any additional equity in any Subsidiary or make any advances or loans to any Subsidiary or transfer any technology or assets to any Subsidiary;

             (h) allow the aggregate par value of the Capital Stock subject to the Warrant from time to time to exceed the price payable upon exercise of the Warrant, as adjusted from time to time; or

             (i) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections (a) through (h) above.

        4.05 Records. The Company and each of its Subsidiaries will keep books and records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

        4.06 Accountants. The Company will retain independent public accountants who will certify the consolidated and, at Rice's request, consolidating financial statements of the Company and its Subsidiaries at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company or any Subsidiary, are terminated, the Company will promptly thereafter notify each Holder and upon the Holders' request, the Company will request the firm of independent public accountants whose services are terminated to deliver (without liability for such firm) to each Holder a letter of such firm setting forth the reasons for the termination of their services and in its notice to each Holder the Company or such Subsidiary will state whether the change of accountants was recommended or approved by the board of directors of the Company or any Subsidiaries or any committee thereof.

        4.07 Existence. Except as otherwise expressly required or permitted by the Priority Note Agreement or this Agreement, the Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use Intellectual Property.

        4.08 Notice.

             (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or
        (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or
        (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrant), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; and (D) the amount and character of any Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made. Any such notice will be deposited in the United States mail, postage prepaid, at least thirty (30) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrant to the contrary the Holders may exercise the Warrant within thirty (30) days from the mailing of such notice. The Company shall, promptly on request of a Holder, provide such other information as the Holder may reasonably request.

             (b) If there is any adjustment as provided above in Article II, or if any Other Securities become issuable in lieu of shares of such Common Stock upon exercise of the Warrant, the Company will immediately cause written notice thereof to be sent to each Holder, which notice will be accompanied by a certificate of the independent public accountants of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrant, as the case may be. At the request of any Holders and upon surrender of the Warrant of such Holders, the Company will reissue such Warrant of such Holders in a form conforming to such adjustments.

        4.09 Taxes. The Company will, and will cause its Subsidiaries to, file all required tax returns, reports, and requests for refunds on a timely basis and will, and will cause its Subsidiaries to, pay on a timely basis all taxes imposed on either it or its Subsidiaries, as the case may be, or upon any of its assets, income or franchises or those of its Subsidiaries, as the case may be; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge (a) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP (as defined in Section 11.1 of the Priority Note Agreement) have been established or (b) if the failure to pay the same would not (i) result in a material Lien (as defined in Section 11.1 of the Priority Note Agreement) on the property of the Company or any Subsidiary and (ii) would not otherwise result in a Material Adverse Effect (as defined in Section 11.1 of the Priority Note Agreement).

        4.10 Warrant Rights. The Company covenants and agrees that during the term of this Agreement and so long as the Priority Warrant is outstanding, (a) the Company will at all times have (except as described in the next clause of this Subsection (a)) authorized and reserved a sufficient number of shares of Common Stock and Other Securities, to provide for the exercise in full of the rights represented by the Priority Warrant and the exercise in full of the rights of the Holders under the Other Shareholder Agreements and Priority Shareholder Agreement; and to that end will use its diligent best efforts to obtain the approvals described in Section 4.13(b) below to amend the Certificate increasing the number of authorized shares of Common Stock as contemplated in Section
   4.13 below as soon as possible, but in no event later than July 15, 1998, and to issue the Priority Warrant to Rice; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Priority Warrant would require the payment by the Holders of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Shareholder will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

        4.11 Board Observation and Membership. Rice is a party to the Other Purchase Agreements. Section 4.11 of such other agreements shall govern this Section 4.11 as if such other Section 4.11 were set forth herein at length.

        4.12 Going Private Vote. If the Board of Directors shall resolve that it is in the best interests of the Company to discontinue reporting to the Securities and Exchange Commission as a public company in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder ("going private"), such resolution shall take effect if and only if the majority of the shareholders of the Company exclusive of Rice, the Southland Purchasers and F-Jotan (the "Non-Purchaser Shareholders") shall also approve such action. Notwithstanding the foregoing, such special voting rights of the Non-Purchaser Shareholders shall not apply to any transaction in which (a) the Company may sell all or any part of its assets or Capital Stock, (b) Rice, the Southland Purchasers and/or F-Jotan may sell all or any part of their respective Capital Stock of the Company, or (c) any of Rice, the Southland Purchasers and/or F-Jotan may enter into any similar or related transaction of any kind or description, it being the intent of the parties hereto to address, in this Section 4.12, only the vote required by the Non-Purchaser Shareholders for the consummation by the Company of a going private transaction.

        4.13 Issuance of Warrant.

             (a) This Agreement is being executed and delivered and the Priority Warrant is being issued herein prior to the completion of a "fairness opinion" requested by the Company from Hoak, Breedlove and Wesneski of Dallas, Texas. Such opinion is expected to address the question of whether the number of shares of Common Stock of the Company issuable on exercise of the Priority Warrant of 42,377,173 shares of Common Stock in consideration of Rice's subordinated debt being advanced to Southland by Rice and evidenced by the Priority Note is fair to the shareholders of the Company from a financial point of view. If the substance of the fairness opinion indicates that the "fair" number of shares of Common Stock issuable on exercise of the Priority Warrant as consideration for such financing to Southland under the Priority Note Agreement would be equal to or greater than the number of shares issuable on exercise of the Priority Warrant actually issued to Rice hereunder, then no change shall be made to the number of shares issuable under the Priority Warrant. However, if such fairness opinion indicates that the number of shares of Common Stock issuable on exercise of the Priority Warrant issuable to Rice is not fair to the shareholders of the Company, then (i) the number of shares of Common Stock that may be issued on exercise of the Priority Warrant shall be reduced to the number which the fairness opinion determines is fair (if so stated), (ii) Rice shall exchange the Priority Warrant issued originally hereunder for a new, appropriate Priority Warrant reflecting the "fair" number of Issuable Warrant Shares, and (iii) the provisions of this Agreement and the Other Purchase Agreements shall be adjusted to reflect such reduction, all with the purpose and intent of reflecting the conclusions reached in such fairness opinion. Notwithstanding the foregoing, if either the Company or Rice disagree with the methodology or findings of the "fairness opinion" or such opinion shall not state what number of shares should be issued to be "fair", the Company and Rice shall negotiate in good faith to agree upon an appropriate number of Issuable Warrant Shares to be owned by Rice. If the Company and Rice are unable to so agree within thirty (30) days after receipt of the "fairness opinion" (or a determination that a fairness level will not be available from the opining firm), then, on Rice's request and at the Company's expense, such parties shall select an Appraiser (in accordance with the procedure set forth in the definition of Appraised Value) to determine the number of Warrant Shares that should be issued to Rice to fairly compensate Rice for its $1,250,000 subordinated debt advance made to Southland pursuant to this Priority Note Agreement. Such determination shall be made by such Appraiser in a manner which, to the greatest extent applicable, utilizes the principles and methodologies described in the definition of "Appraised Value" in Article I above.

             (b) The Warrant described in Section 2.01 hereof shall be issued on the Closing Date, but shall be authorized and exercisable in accordance with and subject to the following conditions:

                  (i) The Common Shareholder Approval authorizing an increase in the authorized shares of Common Stock to not less than 150,000,000 shares and the Preferred Shareholder Approval authorizing the issuance of the Priority Warrant shall be obtained; and

                 (ii) The Company shall have issued a proxy statement to its shareholders of record referring to the transactions contemplated in this Agreement;

                (iii) The Amendment to the Certificate to increase the authorized shares of Common Stock to the level set forth in Section 4.13(b)(i) above shall have duly approved and filed with the Secretary of State in the State of Florida; and

                 (iv) the "fairness opinion" described above shall have been issued or a final agreement or resolution shall have been reached by the Company and Rice under Section 4.13(a) above with respect to the number of shares issuable on exercise of the Priority Warrant.

             (c) Notwithstanding the provisions of Section 4.13(a) above, the maximum number of shares issuable upon exercise of the Priority Warrant and the Second Supplemental Warrant (as defined in the Purchase Stock and Warrant Purchase Agreement) in the aggregate, shall not exceed sixty-five percent (65%) of the Capital Stock outstanding (excluding, for purposes of such percentage calculation, the shares issuable upon exercise of the Priority Warrant issued in respect of the Priority Note Agreement and the Second Supplemental Warrant), as of the date the conditions in paragraph (b) above are fully satisfied.

                                    Article V
                                   Conditions

        The obligations of Rice and the Company to effect the transactions contemplated by this Agreement are subject to the following conditions precedent (unless waived by Rice):

        5.01 Priority Note Agreement Conditions. All of the conditions precedent to the obligations of Rice and the Company under the Priority Note Agreement will have been satisfied in full.

        5.02 Material Change. There will have occurred no material adverse change in the business, prospects, results of operations, or condition, financial or otherwise, of the Company.

        5.03 Execution of this Agreement and Priority Shareholder Agreement. The Company, the Southland Purchasers, F-Jotan and the Shareholder will have entered into this Agreement and the Priority Shareholder Agreement with Rice.

        5.04 Representations and Agreements. Each representation and warranty of the Company and Rice set forth in this Agreement will be true and correct in all material respects when made and as of the Closing Date, and the Company and Rice will have fully performed all their covenants and agreements set forth in this Agreement in all material respects.

        5.05 Issuance of Priority Warrant.  The Priority Warrant described in
   Section 4.13(a) above shall have been duly issued to Rice (subject to (a) the adjustment provisions in such section, and (b) the conditions to authorize the exercise of such Priority Warrant shares described in
   Section 4.13(b) above).

        5.06 Proceedings; Consents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to Rice and its counsel and to the Company and its counsel and Rice and its counsel and the Company and its counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that Rice or its counsel and the Company and its counsel reasonably may request in connection with the consummation of such transactions. All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and the Priority Shareholder Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

        5.07 Reservation of Common Stock. Rice will have received evidence satisfactory to Rice that the Company has reserved a sufficient number of shares of Common Stock for Rice to exercise the Warrant (subject to meeting the conditions set forth in Section 4.13(b)).

        5.08 Government Filings. All filings under all applicable state and federal securities laws, rules and regulations shall have been made and all requirements in connection therewith shall have been met by the Company and Rice.

                                   Article VI
                                  Miscellaneous

        6.01 Indemnification. In addition to any other rights or remedies to which Rice and the Holders may be entitled, the Company agrees to and will indemnify and hold harmless Rice, and the other Holders, and their Affiliates and their respective successors, assigns, officers, directors, managers, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from, to the extent applicable, any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement, the Priority Shareholder Agreement, or under any other agreement to which the Company is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Rice or the Holders under this Agreement.

        6.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach or threatened breach or to refrain from a continuation of any actual breach.

        6.03 Integration. This Agreement, the Priority Warrant, the Priority Shareholder Agreement, the Other Shareholder Agreements, the Other Purchase Agreements and the documents, agreements, notes and instruments executed in connection therewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, Rice and other Holders.

        6.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

        6.05 Severability. The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

        6.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and addressed to the party to be notified as set forth below. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof with written acknowledgment of receipt (whether by noncertified mail, telecopy, telegram, facsimile, express delivery, hand delivery or otherwise), whichever is earlier.

        If to Rice, at:     Address of Rice beneath the name of Rice on the
                            signature pages of this Agreement

        with courtesy copies to: Patton Boggs, L.L.P.
                                 2200 Ross Street
                                 Suite 900
                                 Dallas, Texas  75201
                                 Attn:  Larry A. Makel, Esq.
                                 FAX:  214-871-2688

        If to the Southland,     at their counsel's office at:
                                 Wyrick, Robins, Yates & Ponton, L.L.P.
                                 4101 Lake Boone Trail, Suite 300
                                 Raleigh, North Carolina  27607-7506
                                 Attn:  James M. Yates, Jr.
                                 Facsimile:  (919) 781-4865

        If to the Company, at:   Jotan, Inc.
                                 118 West Adams Street
                                 Jacksonville, Florida  32202
                                 Attn:  Chief Executive Officer
                                 Fax: 904-353-0075

        with courtesy copies to: Foley & Lardner
                                 The Greenleaf Building
                                 200 North Laura Street
                                 Jacksonville, Florida 32202
                                 Attn:  Gardner Davis, Esq.
                                 Fax: (904) 359-8700

        If to the Shareholder,   Address of such Shareholder beneath his/her
                                 name on the signature pages of this
                                 Agreement

   or to such other address as each party may designate for itself by like notice. Notice to any Holders other than Rice will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holders have advised the Company in writing of a different address to which notices are to be sent under this Agreement.

        Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

        No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

        6.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no sale, assignment or other transfer by any party to this Agreement of any of its Capital Stock or rights hereunder to another Person will be valid and effective unless and until the transferee or assignee first agrees in writing to be bound by the terms and conditions of this Agreement and the Priority Shareholder Agreement, and the agreements and instruments related hereto and thereto, in a form and substance reasonably satisfactory to the Company.

        6.08 Remedies. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

        6.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

        6.10 Fees. Any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by Rice in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.

        6.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

        6.12 Other Business. It is understood and accepted that Rice and its Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the other parties hereto agree that all business opportunities that may be available to such parties in any field substantially related to the business of the Company will be pursued exclusively through the Company.

        6.13 Choice of Law. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

        6.14 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each Holder may act or refrain from acting under this Agreement as such Holder may, in its discretion, elect.

        6.15 Waiver of Jury Trial. AFTER REVIEWING THIS SECTION 6.15 WITH ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND RICE HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE COMPANY OR RICE, IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR RICE TO PURCHASE THE PRIORITY WARRANT FROM THE COMPANY.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

   COMPANY:

   JOTAN, INC.


   BY:_____________________________
         Edward L. Lipscomb
         Chief Financial Officer

   118 West Adams Street
   Jacksonville, Florida  32201
   Attn:  President
   Fax:  (904) 343-0075

   RICE:

   RICE PARTNERS II, L.P.

   By:  Rice Capital Group IV, L.P.,
        Its general partner

   By:  RMC Fund Management, L.P.,
        Its general partner

   By:  Rice Mezzanine Corporation,
        Its general partner

   By:______________________________
        Name: Jeffrey P. Sangalis
        Its:  Managing Director

   5847 San Felipe, Suite 4350
   Houston, Texas  77057
   Attn:  Jeffrey P. Sangalis
   Fax:  (713) 783-9750

   Priority Warrant Shares Issued On Closing Date:  42,377,173

                                ANNEX A

                FORM OF PRIORITY SHAREHOLDER AGREEMENT

                               ANNEX B

                    FORM OF PRIORITY WARRANT A-3